Exhibit 99.2
Reclassified Results by Business Segment due to Business Segment Restructuring

(In thousands)	Full Year	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.	Full Year
	2022	2023	2023	2023	2023	2023
Private Banks:
Revenues (A)	$570,010	$120,902	$132,414	$119,664	$123,337	$496,317
Expenses	467,821	112,462	114,165	111,207	110,656	448,490
Operating Profit	102,189	8,440	18,249	8,457	12,681	47,827
Operating Margin	18%	7%	14%	7%	10%	10%

Investment Advisors:
Revenues	447,766	106,538	109,580	110,461	109,719	436,298
Expenses	251,650	63,546	64,178	64,280	67,138	259,142
Operating Profit	196,116	42,992	45,402	46,181	42,581	177,156
Operating Margin	44%	40%	41%	42%	39%	41%

Institutional Investors:
Revenues	323,353	74,290	75,145	70,479	69,794	289,708
Expenses	172,252	40,868	45,516	39,953	39,118	165,455
Operating Profit	151,101	33,422	29,629	30,526	30,676	124,253
Operating Margin	47%	45%	39%	43%	44%	43%

Investment Managers:
Revenues	599,661	154,497	159,204	162,982	168,571	645,254
Expenses	381,965	101,685	103,213	103,585	110,713	419,196
Operating Profit	217,696	52,812	55,991	59,397	57,858	226,058
Operating Margin	36%	34%	35%	36%	34%	35%

Investments in New Businesses:
Revenues	50,247	12,892	12,714	13,173	13,437	52,216
Expenses	73,432	17,639	17,015	18,265	17,826	70,745
Operating Loss	(23,185)	(4,747)	(4,301)	(5,092)	(4,389)	(18,529)

Totals:
Revenues	$1,991,037	$469,119	$489,057	$476,759	$484,858	$1,919,793
Expenses	1,347,120	336,200	344,087	337,290	345,451	1,363,028
Corporate Overhead Expenses	168,164	31,152	32,369	30,997	37,723	132,241
Income from Operations	$475,753	$101,767	$112,601	$108,472	$101,684	$424,524

(A) The 2022 full year Private Banks revenues includes one time early termination fees of $88.0 million from a significant investment processing client.